UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 27, 2026
Date of Report (Date of earliest event reported)

NU SKIN ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12421	87-0565309
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

75 West Center Street Provo, Utah 84601
(Address of principal executive offices and zip code)

(801) 345-1000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $.001 par value	NUS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 27, 2026 (the “Closing Date”), Nu Skin Enterprises, Inc. (the “Company”) entered into that certain Second Amendment and Restatement Agreement in connection with the Second Amended and Restated Credit Agreement (the “Credit Agreement”) by and among the Company, as Borrower, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, which amends and restates the Company’s existing amended and restated credit agreement, dated as of June 14, 2022 (as  amended, supplemented or otherwise modified prior to the Closing Date, the “Existing Credit Agreement”). The Credit Agreement provides for a $175 million term loan facility and a $75 million revolving credit facility, each with a term of five years (together, the “Senior Secured Credit Facilities”).  The term loan facility was drawn in full on the Closing Date. The proceeds of the credit facilities are permitted to be used for working capital, capital expenditures and other lawful general corporate purposes of the Company. The Company used all proceeds that were drawn on the Closing Date to repay all amounts outstanding under its Existing Credit Agreement.

The revolving credit facility includes a subfacility for swingline loans of up to $10 million, and up to $10 million of the revolving credit facility is available for the issuance of letters of credit. The term loan facility will amortize in quarterly installments in amounts resulting in an annual amortization of 10.0% per annum, with the remainder payable at final maturity. The loans under the Credit Agreement bear interest, at the option of the Company, either (i) during any interest period selected by the Company, at the Secured Overnight Financing Rate for deposits in U.S. dollars with a maturity comparable to such interest period, adjusted for statutory reserves (“Term SOFR”), plus an initial spread of 1.75% per annum, subject to adjustment based on the consolidated leverage ratio of the Company, or (ii) at the greatest of (x) the federal funds effective rate plus 1/2 of 1%, (y) the prime rate from time to time announced by Bank of America, N.A. and (z) Term SOFR for a one-month interest period plus 1.00%, plus an initial spread of 0.75% per annum, subject to adjustment based on the consolidated leverage ratio of the Company. If an event of default occurs under the Credit Agreement, the interest rate on overdue amounts will increase by 2.00% per annum. The obligations under the Credit Agreement are guaranteed by certain material domestic subsidiaries of the Company (collectively with the Company, the “Loan Parties”) and are secured by a lien on the capital stock of material subsidiaries of the Loan Parties.

The Credit Agreement requires the Company to maintain a consolidated leverage ratio not exceeding 2.25 to 1.00 and a consolidated interest coverage ratio of no less than 3.00 to 1.00. The Credit Agreement also includes other covenants, including covenants that, subject to certain exceptions, restrict the ability of the Company and its subsidiaries (i) to create, incur, assume or permit to exist any liens, (ii) to incur additional indebtedness, (iii) to make investments and acquisitions, (iv) to enter into mergers, consolidations or similar transactions, (v) to make certain dispositions of assets, (vi) to make dividends, distributions and prepayments of certain indebtedness, (vii) to change the nature of the Company’s business, (viii) to enter into certain transactions with affiliates, (ix) to enter into certain burdensome agreements, (x) to make certain amendments to certain agreements and organizational documents and (xi) to make certain accounting changes.

The Credit Agreement provides for the following events of default: (i) non-payment by any of the Loan Parties of any principal when due or any interest or fees within five Business Days of the due date, (ii) the failure by any Loan Party to comply with any covenant or agreement contained in the Credit Agreement or any other loan document, in certain cases subject to notice and lapse of time, (iii) any representation or warranty pursuant to the Credit Agreement or any other loan document is incorrect in any material respect, (iv) a payment default of the greater of $20 million and 12.5% of Consolidated EBITDA or more under other indebtedness of any Loan Party or any subsidiary of the Company that continues beyond any applicable grace period or any other event or condition under such indebtedness occurs that results in, or permits the holder thereof to cause such indebtedness to become immediately due and payable, (v) certain bankruptcy or insolvency events with respect to any Loan Party or any material subsidiary, (vi) any attachment or similar process issued or levied against any material property and not released within 60 days, (vii) one or more undischarged judgments for the payment of money in an aggregate amount the greater of $20 million and 12.5% of Consolidated EBITDA or more, (viii) certain events relating to ERISA (Employee Retirement Income Security Act) plans that could reasonably be expected to result in a material adverse effect, (ix) the invalidity of any material lien or guarantee granted under the loan documents and (x) the occurrence of a change of control. If an event of default occurs and is continuing, the Administrative Agent may accelerate the amounts and terminate all commitments outstanding under the Credit Agreement and may exercise remedies in respect of the collateral.

From time to time, the Lenders and certain of their affiliates have engaged in, and may in the future engage in, banking and other commercial dealings in the ordinary course of business with the Company. They have received, or may in the future receive, customary fees and commissions for these transactions.

A copy of the Credit Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K. Reference is made to the Credit Agreement for its complete terms. The foregoing description of the Credit Agreement is qualified in its entirety by reference to such exhibit.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Report is incorporated herein by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1
Second Amendment and Restatement Agreement in connection with the Second Amended and Restated Credit Agreement among the Company, various financial institutions, and Bank of America, N.A. as administrative agent, dated as of March 27, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NU SKIN ENTERPRISES, INC.
(Registrant)

/s/ Chelsea K. Lantz
Chelsea K. Lantz
Chief Financial Officer

Date: March 27, 2026